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                                  EXHIBIT 21.1
                SUBSIDIARIES OF DOANE PET CARE ENTERPRISES, INC.

Name of Subsidiary                    Place of Incorporation/Organization
------------------                    -----------------------------------

Doane Pet Care Company                           Delaware
Windy Hill Holdings, Inc.                        Delaware
Windy Hill Pet Food Company, Inc.                Minnesota
WHPF, Inc.                                       Delaware
Armour Corporation                               Delaware
DPC International Ltd.                         United Kingdom
Doane Pet Care Spain S.A.                          Spain
IPES IBERICA, S.A.                                 Spain